UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2023

_______________________________

The Joint Corp.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	001-36724	90-0544160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16767 N. Perimeter Drive, Suite 110

Scottsdale, Arizona 85260

(Address of Principal Executive Offices) (Zip Code)

(480) 245-5960

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JYNT	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On September 6, 2023, the Company issued a press release containing certain anticipated financial results and other information relating to the upcoming restated and reissued financial statements described in Item 4.02(a), below.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)        On August 30, 2023, the Chief Financial Officer of The Joint Corp. (the “Company”), after meeting with the members of the Audit Committee to discuss the matters disclosed in this Item 4.02 and in consultation with BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm, concluded that the Company’s previously issued audited financial statements as of and for the year ending December 31, 2022 contained in the Annual Report on Form 10-K for the year ended December 31, 2022 and the unaudited interim financial statements contained in the Quarterly Reports on Form 10-Q for the quarters and cumulative periods ended June 30, 2022, and September 30, 2022 (the “Previously Issued Financial Statements”) contained material errors and should be restated, which the conclusion was thereafter formally ratified by the Audit Committee and the Board of Directors of the Company.  This determination occurred following discussions of the matter among BDO, officers of the Company and members of the Company’s Board of Directors.  Accordingly, investors and all other persons should no longer rely upon the Previously Issued Financial Statements included in the Company’s previously filed Form 10-K and Form 10-Qs for the periods listed above.  In addition, any previously issued or filed earnings releases, investor presentations or other communications describing the Previously Issued Financial Statements and other related financial information covering these periods should no longer be relied upon.

Background.

The Company enters into agreements with its regional developers (the “RD Agreements”).  Under each RD Agreement, the Company sells to each of its regional developers the exclusive rights to open a minimum number of clinics in a defined territory (the “Regional Developer Rights”). Upon entering into each RD Agreement, the regional developer pays the Company an upfront fee for such Regional Developer Rights.  Each regional developer helps the Company to identify and qualify potential new franchisees in its territory and assists the Company in providing field training, clinic openings and ongoing support. In return, the Company shares with the regional developer part of the initial upfront franchise fee paid to the Company by new franchisees in the regional developer’s protected territory and pays the regional developer 3% of the 7% ongoing royalties the Company collects from the franchisees in the regional developer’s protected territory. From time to time, the Company has re-acquired Regional Developer Rights from certain of its regional developers.

Historically, the Company has recorded the re-acquired Regional Developer Rights as an intangible asset and amortized the re-acquired Regional Developer Rights over the contractual terms under the RD Agreement remaining at the time of the re-acquisition. The Company has concluded that this treatment was incorrect in accordance with U.S. GAAP.  The Company should not have capitalized the re-acquired Regional Developer Rights but instead should have recognized the full cost of the re-acquisition as an expense in the respective period.  In addition, the Company has historically recorded the upfront fee paid by the regional developer as a deferred liability, which was then recognized ratably to revenue as the regional developer performed various service obligations. The amended treatment will still defer the upfront payment, but the deferred liability will be ratably recognized against cost of revenue as an offset against future commissions.

Additionally, the Company files standalone Federal corporate and State tax returns as well as city income and franchise tax returns for itself and its four variable interest entities (“VIEs") which it controls under its corresponding management agreements. The four VIEs were set up due to the various States’ regulatory and legal requirements. The Joint Corp has management agreements with each of the four VIEs (“PCs or professional corporations”).

The Company has historically charged the VIEs a management fee for the benefit of the Company providing non-clinical administrative services needed by the professional corporation chiropractic practice. However, the standalone professional corporations have not historically been profitable from an income tax perspective and are fully valuing their deferred tax assets and related attributes for ASC 740 purposes. As such, the Company has initiated a review of its transfer pricing with the VIEs.

The economic compensation or profitability resulting from an intercompany transaction between two or more parties is based on each party’s relative contribution to the economic activity under analysis. Or stated in transfer pricing terms, the economic compensation or profitability from an intercompany transaction is based on each party’s functions performed, risks assumed, and assets employed in the activity.

Overall, the PCs earned annual losses were not consistent with their function, risk, and asset profile for transfer pricing. As such, the Company has estimated transfer pricing adjustments which were computed based on assumed targets of profitability. The resulting operating profit, after incorporating estimated transfer pricing adjustments, were further used as a means for computing overall potential tax exposure and correlative benefit.

The Company is in the process of, but has not yet completed, its determination of the degree to which these errors will have an effect on the Company’s Previously Issued Financial Statements. Based on its review to date, the following preliminary estimated impact of the identified errors on the Previously Issued Annual Financial Statements are management’s current estimates of the impact and are subject to change in connection with the completion of the restatements.

For the year ended December 31, 2022 the annual impact of the re-acquired Regional Developer Rights to the historical period will be:

  An estimated reduction of total revenue of approximately $0.7M, with an offsetting adjustment to Cost of Revenue of the same $0.7M.
  An estimated reduction in Depreciation and Amortization expenses of approximately $1.0M, and an increase in General & Administrative expenses of approximately $2.2M.
  Resulting in an estimated reduction of Net Income by $1.2M or $0.9M net of income taxes.

For the year ended December 31, 2022 the annual impact of the transfer pricing adjustments to the historical period will be:

  An estimated income tax benefit of $0.3M.

Therefore, the total aggregated impact of both the re-acquired Regional Developer Rights and transfer pricing adjustments for the year ended December 31, 2022 would be a reduction to net income of approximately $0.6M.

The Company estimates that these impacts would result in no change to Adjusted EBITDA for the period, or to cash, cash equivalents and restricted cash as of December 31, 2022.

The Company plans to restate and reissue the Previously Issued Financial Statements to reflect the revised method of accounting for the re-acquired Regional Developer Rights and transfer pricing adjustments. The Company intends to file as soon as practical a 10-K/A, which will contain the restated Previously Issued Financial Statements utilizing the correct methods of accounting.   Based on the Company’s preliminary estimates, the Company will also revise and reissue the financial statements for the year ended December 31, 2021, and the quarters and cumulative periods ended March 31, 2021, June 30, 2021 and September 30, 2021 (the “2021 Financial Statements”) in the 10-K/A in order to make meaningful comparisons of the Previously Issued Financial Statements to the 2021 Financial Statements.  While the Company currently anticipates that the changes to the 2021 Financial Statements will not be material in the aggregate, it is possible the conclusion with respect to the materiality of the errors on the 2021 Financial Statements will change upon finalizing the revised amounts.

Additionally, going forward, the Company will utilize the amended methods of accounting for any financial statements in newly-issued periodic reports.  The Company intends to file its quarterly report on Form 10-Q for the quarter ended June 30, 2023 (the “2023 Q2 10-Q”) as soon as practicable after the filing of its 10-K/A.  The six month period ended June 30, 2023 included in the 2023 Q2 10Q will include revised results of operations for the period ended March 31, 2023 for purposes of comparison.  However, the Company anticipates that the changes to the financial statements for the quarter ended March 31, 2023 will not be material in the aggregate.

The Company is also evaluating the impact of the identified errors on its internal control over financial reporting and disclosure controls and procedures. Although the evaluation is not yet complete, the Company expects it will result in one or more material weaknesses in the Company’s internal control over financial reporting and that its disclosure controls and procedures were ineffective during the applicable periods related to the Previously Issued Financial Statements. The Company continues to evaluate and implement remedial measures to address such material weaknesses.

The Company’s management and the Audit Committee have discussed the matters disclosed in this report with BDO.

Forward Looking Statements.

This Periodic Report on Form 8-K contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements, including expectations about the timing of the completion and filing of the 10-K/A and the Quarterly Report on Form 10-Q for the period ended June 30, 2023 and the anticipated effects of the errors on the Previously Issued Financial Statements, are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, the probable breach of certain covenants in our credit facility arising out of our SEC filing delinquency, which could result in an event of default, allowing our lender to terminate its commitments under the credit facility and require the immediate payment of all principal and interest due if we fail to secure a waiver from the lender; increases in our borrowing costs under our credit facility, given that borrowings under the credit facility bear interest at rates tied to certain rising benchmark interest rates; state laws limiting the use our business model, including prohibitions on advance payment for chiropractic services, which recently caused us to elect not to offer franchises in South Dakota and Wyoming; increased costs to comply with a new SEC reporting rule enhancing and standardizing disclosures regarding cybersecurity incidents and cybersecurity risk management, the factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 10, 2023 and subsequently-filed current and quarterly reports. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

99.1	Press release dated September 6, 2023
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Joint Corp.

Date: September 6, 2023	By:	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer